MARKETING AGREEMENT

THIS DEED is made the 26th day of September 2006.

BETWEEN: **ComEnergy,** ABN 22 091 035 764 of Pullenvale, Brisbane, in the State of Queensland (herein called "ComEnergy")

AND: **EESTec Inc,** Engineering House, 447 Upper Edward St., Spring Hill, Queensland (herin called "EESTec")

RECITALS

WHEREAS CSIRO is the inventor and patent holder of the Hybrid Coal and Gas Turbine System (HCGTS)

AND WHEREAS ComEnergy has the exclusive world wide commercialisation rights for the HCGTS

AND WHEREAS EEstec has sought the right to market the HGCTS.

AND WHEREAS ComEnergy has agreed to grant EESTec the right to market the HCGTS to the Fuxin Coalmine Group, Lioaning Province, PRC as per the conditions in Schedule 1

OPERATIVE

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

The following words have these meanings unless the contrary intention appears:

"the Agreement, this Agreement" shall mean the terms and conditions set forth herein.

"Business day" shall mean a day that is not a Saturday, Sunday or public holiday in Brisbane.

"Commencement Date" shall mean the date of this agreement.

"Notice" shall have the meaning set forth in Clause 6.1.

"Parties" shall mean each of and both EEstec and ComEnergy

"Permitted Persons" shall mean the officers, employees and agents of EEstec or its Related Bodies Corporate who are required to receive and consider the confidential Information and the Notes for the purpose mentioned in the recitals.

"Product" shall mean the HGCTS in either manufactured form or as rights or entitlements to manufacture including lease, license, options.

1.2 Interpretation

Unless expressed to the contrary:

(a) words importing:

(i) the singular include the plural and vice versa; and

(ii) any gender includes the other genders;

(b) if a word or phrase is defined, cognate words and phrases have corresponding definitions;

(c) a reference to:

(i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(ii) a person includes the legal personal representatives, successors and assigns of that person;

(iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv) a right includes a benefit, remedy, discretion, authority or power;

(v) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

(vi) provisions or terms of this document or another document, agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

(vii) "time" is to local time in Brisbane;

(viii) "$" or "dollars" is a reference to the lawful currency of Australia;

(ix) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;

(x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;

(xi) any thing (including, without limitation any amount) is a reference to the whole or any part of it, and a reference to a group of things or persons is a reference to any one or more of them;

(xii) the expression "related body corporate" has the same meaning in this deed as is given to that term in section 50 of the Corporations Law.

1.3 <u>Headings</u>

Headings do not affect the interpretation of this document.

2. **APPOINTMENT**

2.1 ComEnergy hereby grants EEstec the exclusive right to market the HCGT in terms of Schedule 1

2.2 EEstec shall only market the HCGTS To the Fuxin Coalmine Group, as per Schedule 1.

3. **MINIMUM PERFORMANCE LEVELS**

3.1 It is a condition of this Agreement that the Company will at all times use its best endeavours to Exploit the Technology for the Application:

(a) in such a way as will achieve the Minimum Performance Levels; and

(b) for the benefit of Australia.

3.2 In determining whether the Company has used its best endeavours as aforesaid regard will be had to the achievement or failure of the Company to meet the Minimum Performance Levels, it being acknowledged however that such achievement is not of itself conclusive evidence of the use of best endeavours as aforesaid.

4. **AGREEMENT**

4.1 EEstec will arrange sales of the HCGTS to the Fuxin Coalmine Group.

4.2 ComEnergy will cooperate with EEstec to facilitate sales by providing technical information and demonstrating the HCGT to potential customers.

4.3 EEstec undertakes to advise ComEnergy in writing when it commences negotiations with designated parties with the aim of attaining a sale.

4.4 ComEnergy and its successors grants to EEstec the exclusive right to market the HCGTS to the Fuxin Coalmine Group Liaoning Province PRC for a period of five years from the commencement date.

4.5 In the event of any dispute between EEstec and ComEnergy both agree to enter into a formal mediation process using an independent expert mediator appointed by the Institute of Arbitrators and Mediators Australia and not undertake court action until such mediation is exhausted.

4.6 Should litigation between the two parties be entered into the law that shall apply shall be the law of Queensland.

5. **TERMINATION**

5.1 ComEnergy may, in its sole discretion, terminate this Agreement by providing the Company with written notice on the happening of any of the following events:

(a) if the Company commits or allows to be committed a breach of any of the obligations contained herein and on its part to be performed or observed, and does not within thirty (30) days of receipt of notice in writing from ComEnergy make good the breach (where such breach is capable of remedy);

(b) if the Company is the subject of winding up or liquidation proceedings, whether voluntary or compulsory, otherwise than for the purpose of and followed by, a reconstruction, amalgamation or reorganisation;

(c) if the Company becomes or has become insolvent, bankrupt or is subject to the appointment of a mortgagee, a receiver or official manager, or an inspector to investigate its affair, enters into any arrangement or composition with its creditors generally, or is unable to pay its debts as and when they become due;

(d) if execution is levied upon all or any part of the assets of the Company provided that no breach will take place hereunder if the execution is contested in good faith or if within seven (7) days after it is levied payment is made in full to the judgment creditor in question of all amounts owing to such judgment creditor;

(e) if any payment is not paid by the Company when due;

(f) if the Company fails to achieve any Minimum Performance Level for any year or to Exploit the Technology for the benefit of Australia;

5.2 Termination of this Agreement:

(a) will be without prejudice to the rights of ComEnergy to sue for and recover any Payments or other monies due at the time of termination and the rights of ComEnergy in respect of any previous breach of any of the provisions of this Agreement; and

(b) will not relieve the Company of its obligations of confidentiality, insurance and indemnity contained in this Agreement.

5.3 This clause 5 will survive expiration or earlier termination of this Agreement.

6. NOTICES

6.1 A notice, demand, waiver, approval, consent, communication or other document in connection with this document:

(a) may be given by an authorised officer of the relevant party; and

(b) must be in writing; and

(c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if outside Australia) to the address of the addressee or by facsimile to the facsimile number of the addressee which is specified below, or if the addressee notifies in writing another address or facsimile number, then to that address or facsimile number.

6.2 Unless a later time is specified in it, a Notice takes effect from the time it is actually received or taken to be received.

6.3 A Notice sent by post or facsimile is taken to be received:

(a) in the case of a letter, on the third (seventh if outside Australia) day after posting; and

(b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause and produced before 5pm on a Business Day, otherwise on the next Business Day.

6.4 The address for service of a Notice shall be as follows:

Name: ComEnergy

Address: 2643 Moggill Road, Pullenvale, Q, 4069

Postal Address: 2643 Moggill Road, Pullenvale, Q 4069

Facsimile No: (07) 3878 7633

Name: EESTec Inc

Address: Engineering House, 447 Upper Edwaed St., Spring hill Q, 4000

Facsimile No: (07) 3832 1336

7. GOVERNING LAW AND JURISDICTION

7.1 The interpretation and construction of this deed shall be governed and determined in accordance with the laws of the State of Queensland.

7.2 The parties submit to the jurisdiction of the courts of that State including the Federal Court of Australia.

8. ENTIRE AGREEMENT

8.1 This deed constitutes the entire agreement between the parties with respect to the subject manner thereof and contains all the representations, undertakings, warranties, covenants, agreements and deeds of the parties.

8.2 This deed supersedes all prior negotiations, contracts, arrangements, understandings, agreements and deeds with respect to the subject matter thereof.

8.3 There are no representations, undertakings, warranties, covenants, agreements or deeds between the parties, express or implied, except as contained in this deed or any document contemplated by this deed.

9. **WAIVER AND VARIATION AND EXERCISE OF RIGHTS**

9.1 A single or partial exercise or waiver of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

9.2 A party is not liable for any loss, or expense of any other party caused or contributed to be the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

9.3 A provision of or a right created by this document may not be waived or varied except in writing signed by the party or parties to be bound.

9.4 A party may exercise a right, power or remedy under this document at its discretion, and separately or concurrently with another right, power or remedy.

9.5 Failure by the person to exercise, or delay in exercising a right, power or remedy does not prevent its exercise.

10. **REMEDIES CUMULATIVE**

Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

11. **SATURDAYS, SUNDAYS AND PUBLIC HOLIDAYS**

Where the day on or which any act, matter or thing is to be done pursuant to this document is a:

(a) Saturday; or

(b) Sunday; or

(c) public holiday

in the place in which the act, matter or thing is to be done, it may be done on the next day which is not a Saturday, Sunday or public holiday.

12. **PRESERVATION OF ACCRUED RIGHTS**

The expiration or determination of this document:

(a) shall not affect the provisions expressed or implied to operate or have effect after such expiration or determination; and

(b) shall be without prejudice to any right of action already accrued or any party in respect of any breach of this document by another party.

In the event of bankruptcy of ComEnergy, if a sale to the customer has occurred while ComEnergy was solvent then the agreed success fee shall be payable to Babcock & Brown from the administrator or receiver of ComEnergy or its assets.

13. **INVALIDITY**

If any term, clause or provision of this document shall be or be deemed or judged to be invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision of this document except to the extent necessary to give effect to such invalidity.

14. **STAMP DUTY AND COSTS**

14.1 Each party shall pay its own costs of and incidental to the preparation and execution of this Deed.

14.2 As between the parties, the Distributor shall be liable for and shall pay all stamp duty (including any fine or penalty) on or relating to this instrument or any instrument executed under it.

NB

SCHEDULE 1

Agreement Conditions

ComEnergy grants to EESTec the exclusive right to market the HCGTS to the Fuxin Coalmine Group, Liaoning Province, PRC.

Year	Minimum 10MW Units Capacity	Minimum Other Payment	Minimum Aggregate of Purchase Price Revenue
Year 1	1	Nil	$12.7m
Years 2 - 5	4	Nil	$50.8m

EXECUTED BY THE PARTIES AS A DEED

Signed for and on behalf of **COMENERGY PTY LTD**

By: John Hocken

....
(Signature)

Title: Director...

....
(Witness Signature)

....
(Witness Name)

Signed for and on behalf of **EESTec Inc**

By: MURRAY BAILEY

....
(Signature)

Title: ....DIRECTOR........

....
(Witness Signature)

.......JULIE BAILEY.......
(Witness Name)

MJB